


Exhibit A


                                               ENERGYNORTH, INC. AND SUBSIDIARIES
                                                  CONSOLIDATING BALANCE SHEET
                                                             ASSETS
                                                       December 31, 1999
                                                           Unaudited
                                                         (in thousands)
                                                                                                           Elimina-
                                                ENI       ENGI     ENPI     ENMI      ENRI    BBC    ERI    tions        Total
                                            ----------------------------------------------------------------------------------
Property:
 Utility plant, at cost                     $     -   $172,707   $    -   $    -   $     -   $  -    $ -   $      -   $172,707
 Accumulated depreciation and amortization        -     57,347        -        -         -      -      -          -     57,347
                                            ----------------------------------------------------------------------------------
   Net utility plant                              -    115,360        -        -         -      -      -          -    115,360
 Net nonutility property, at cost                 9          -    6,696      342     1,093    426      -        (27)     8,539
                                            ----------------------------------------------------------------------------------

Net property                                      9    115,360    6,696      342     1,093    426      -        (27)   123,899
                                            ----------------------------------------------------------------------------------

Investment in subsidiaries                   52,403          -        -        -         -      -      -    (52,403)         -
                                            ----------------------------------------------------------------------------------

Current assets:
  Cash and temporary cash investments        (1,053)     1,676      143     (440)        7     14     25          -        372
  Notes receivable from affiliates                -          -        -        -       580      -      -       (580)         -
  Accounts receivable, net                       17      7,086    1,212    8,619         -      -      -          -     16,934
  Unbilled revenues                               -      3,638        -        -         -      -      -          -      3,638
  Intercompany accounts receivable            4,768     (4,392)    (133)     (13)      (47)   (67)   (38)       (72)         6
  Deferred gas costs                              -      5,237        -        -         -      -      -          -      5,237
  Material and supplies                           -      1,437      111      418         -      -      -          -      1,966
  Supplemental gas supplies                       -      8,409      266        -         -      -      -          -      8,675
  Prepaid and deferred taxes                      -      1,586      (28)     (25)      (10)   (20)   (15)         -      1,488
  Prepaid expenses and other                   (812)     2,019       80       74         1      -      -          -      1,362
                                            ----------------------------------------------------------------------------------
    Total current assets                      2,920     26,696    1,651    8,633       531    (73)   (28)      (652)    39,678
                                            ----------------------------------------------------------------------------------

Deferred charges and other assets:
  Regulatory asset - income taxes                 -      2,465        -        -         -      -      -          -      2,465
  Recoverable environmental costs                 -     11,154        -        -         -      -      -          -     11,154
  Other deferred charges                          2      2,134       15        -         5      -      -          -      2,156
  Other assets                                  413        236    1,072       22         6      -      -          -      1,749
                                            ----------------------------------------------------------------------------------
    Total deferred charges and other assets     415     15,989    1,087       22        11      -      -          -     17,524
                                            ----------------------------------------------------------------------------------

Total assets                                $55,747   $158,045   $9,434   $8,997    $1,635   $353   $(28)  $(53,082)  $181,101
                                            ==================================================================================




Exhibit A


                                                  ENERGYNORTH, INC. AND SUBSIDIARIES
                                                     CONSOLIDATING BALANCE SHEET
                                                 STOCKHOLDERS' EQUITY AND LIABILITIES
                                                          December 31, 1999
                                                              Unaudited
                                                            (in thousands)
                                                                                                               Elimina-
                                                      ENI       ENGI     ENPI     ENMI     ENRI   BBC    ERI    tions         Total
                                                  ---------------------------------------------------------------------------------
Capitalization:
 Common stockholders' equity:
  Common Stock                                    $ 3,323    $ 3,000   $   15   $    2   $    7   $ 10   $  1   $ (3,035)   $ 3,323
  Amount in excess of par                          32,643     22,538    1,049    1,990      378    390     45    (26,390)    32,643
  Retained earnings                                16,692     21,267    1,160      275      313      3    (40)   (23,005)    16,665
                                                  ---------------------------------------------------------------------------------
    Total common stockholders' equity              52,658     46,805    2,224    2,267      698    403      6    (52,430)    52,631

 Long-term debt                                         -     42,027    2,765       98      743      -      -          -     45,633
                                                  ---------------------------------------------------------------------------------
Total capitalization                               52,658     88,832    4,989    2,365    1,441    403      6    (52,430)    98,264
                                                  ---------------------------------------------------------------------------------

Current liabilities:
  Notes payable to banks                            1,700     20,500      580        -        -      -      -          -     22,780
  Notes payable to affiliates                           -        200      380        -        -      -      -       (580)         -
  Current portion of long-term debt                     -        468      194      114       72      -      -          -        848
  Inventory purchase obligation                         -     10,139        -        -        -      -      -          -     10,139
  Accounts payable                                    320      6,155    1,103    6,023        7      -      -        (72)    13,536
  Accrued interest                                     11      1,127        3        1        5      -      -          -      1,147
  Accrued and deferred taxes                            -        891      133      244       41    (46)   (34)         -      1,229
  Accrued environmental remediation costs               -      1,742        -        -        -      -      -          -      1,742
  Customer deposits and other                       1,058        788    1,165        -        -      -      -          -      3,011
                                                  ---------------------------------------------------------------------------------
    Total current liabilities                       3,089     42,010    3,558    6,382      125    (46)   (34)      (652)    54,432
                                                  ---------------------------------------------------------------------------------

Deferred credits:
  Deferred income taxes                                 -     20,785      855        -       69     (4)     -          -     21,705
  Unamortized investment tax credits                    -      1,456        -        -        -      -      -          -      1,456
  Regulatory liability - income taxes                   -        999        -        -        -      -      -          -        999
  Long-term environmental remediation costs             -      1,429        -        -        -      -      -          -      1,429
  Contributions in aid of construction and other        -      2,534       32      250        -      -      -          -      2,816
                                                  ---------------------------------------------------------------------------------
    Total deferred charges                              -     27,203      887      250       69     (4)     -          -     28,405
                                                  ---------------------------------------------------------------------------------

Total stockholders' equity and liabilities        $55,747   $158,045   $9,434   $8,997   $1,635   $353   $(28)  $(53,082)  $181,101
                                                  =================================================================================




Exhibit A


                                                   ENERGYNORTH, INC. AND SUBSIDIARIES
                                                   CONSOLIDATING STATEMENT OF INCOME
                                             FOR THE CALENDAR YEAR ENDED DECEMBER 31, 1999
                                                               Unaudited
                                                             (in thousands)
                                                                                                     Elimina-
                                   ENI      ENGI       ENPI        ENMI    ENRI     BBC      ERI      tions        Total
                                   -------------------------------------------------------------------------------------
Total operating revenues           $ -   $79,256    $11,932     $33,680    $490     $ -      $ -     $(495)     $124,863

Operating expenses:
  Cost of sales                      -    38,583      5,651      29,731       -       -        -        (4)       73,961
  Operations and maintenance         -    18,499      4,051       3,010     146       1        -      (490)       25,217
  Depreciation and amortization      -     6,493      1,087         187      78       -        -         -         7,845
  Taxes other than income taxes      -     3,305        210         231      59       7        -         -         3,812
  Federal and state income taxes     -     3,191        279         222      62      (5)      (9)        -         3,740
                                   -------------------------------------------------------------------------------------
     Total operating expenses        -    70,071     11,278      33,381     345       3       (9)     (494)      114,575
                                   -------------------------------------------------------------------------------------

Operating income (loss)              -     9,185        654         299     145      (3)       9        (1)       10,288

Other income (expense), net          -       839       (539)        228      25      (5)     (24)        1           525

Reorganization cost                  -     1,663        151          37      18       -        -         -         1,869

Interest expense:
  Interest on long-term debt         -     3,577        202          47      69       -        -         -         3,895
  Other interest                     -       989         30           -       1       -        -         -         1,020
                                   -------------------------------------------------------------------------------------
     Total interest expense          -     4,566        232          47      70       -        -         -         4,915
                                   -------------------------------------------------------------------------------------
Net income (loss)                  $ -    $3,795    $  (268)    $   443    $ 82     $(8)    $(15)    $   -        $4,029
                                   =====================================================================================


Consolidated basic earnings per share  $1.21
Consolidated diluted earnings per share  $1.21




Exhibit A


                                              ENERGYNORTH, INC. AND SUBSIDIARIES
                                              CONSOLIDATING STATEMENT OF SURPLUS
                                         FOR THE CALENDAR YEAR ENDED DECEMBER 31, 1999
                                                           Unaudited
                                                        (in thousands)
                                                                                                    Elimina-
                                    ENI       ENGI      ENPI     ENMI      ENRI    BBC      ERI      tions         Total
                                ----------------------------------------------------------------------------------------
Balance - December 31, 1998     $17,260    $21,323    $1,854     $153      $231    $11     $(25)    $(23,572)    $17,235

Add:
    Net income (loss)             4,030      3,795      (268)     443        82     (8)     (15)      (4,030)      4,029

Less:
     Cash dividends               4,598      3,851       426      321         -      -        -       (4,597)      4,599
                                ----------------------------------------------------------------------------------------
Balance - December 31, 1999     $16,692    $21,267    $1,160     $275      $313     $3     $(40)    $(23,005)    $16,665
                                ========================================================================================